                                                                     EXHIBIT 4.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                               WARRANT TO PURCHASE
                            SHARES OF COMMON STOCK OF
                       FLUID PROPULSION TECHNOLOGIES, INC.
                           (Void after June 30, 2002)

         This certifies that VENTURE LENDING & LEASING, INC., a Maryland corporation, or assigns (the "Holder"), for value received, is entitled to purchase from FLUID PROPULSION TECHNOLOGIES INC., a California corporation (the "Company"), fully paid and nonassessable shares of the Company's Common Stock ("Common Stock") with a value equal to $25,000 (as adjusted pursuant to Section 4.7), determined on the basis of a price per share for such Common Stock (the "Stock Purchase Price") equal to (a) if the Company closes a sale of Series B Preferred Stock on or prior to November 30, 1995, the price of the Series B Preferred Stock; (b) if the Company closes a sale of Series B Preferred Stock after November 30, 1995 but on or prior to November 30, 1996, the arithmetic mean of $0.39 and the price of the Series B Preferred Stock;
(c) if the Company fails to close a sale of Series B Preferred Stock on or prior to November 30, 1996, $0.39; and (d) if the Stock Purchase Price has not previously been set pursuant to (a), (b) or (c) above and the Warrant is set to expire pursuant to Section 4.3(b) hereof, $0.39. The Stock Purchase Price is subject to adjustment as provided in Section 4 of this Warrant. The Warrant may be exercised at any time or from time to time up to and including 5:00 p.m. (Pacific time) on June 30, 2002 unless terminated earlier pursuant to
Section 4.3(b) (in either case, the "Expiration Date"), upon surrender to the Company at its principal office at 3350 Scott Boulevard, Building 33, Santa Clara, California 95054 (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof.

         This Warrant is subject to the following terms and conditions:

         1.       EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

                  (a) Unless an election is made pursuant to clause (b) of this Section 1, this Warrant shall be exercisable at the option of the Holder, at any time or from time to time, on or before the Expiration Date for all or any portion of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder for the Stock Purchase Price multiplied by the number of shares to be purchased. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the holder hereof as the

                                        1.

record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Subject to the provisions of Section 2, certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. Except as provided in clause (b) of this Section 1, in case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 2.

                  (b) The Holder, in lieu of exercising this Warrant by the payment of the Stock Purchase Price pursuant to clause (a) of this Section 1, may elect, at any time on or before the Expiration Date, to receive, through conversion of this Warrant or any portion hereof into that number of shares of Common Stock equal to the quotient of: (i) the difference between (A) the Per Share Price (as hereinafter defined) of the Common Stock, less (B) the Stock Purchase Price then in effect, multiplied by the number of shares of Common Stock the Holder would otherwise have been entitled to purchase hereunder pursuant to clause (a) of this Section 1 (or such lesser number of shares as the Holder may designate in the case of a partial exercise of this Warrant); over (ii) the Per Share Price.

                  (c) For purposes of clause (b) of this Section 1, "Per Share Price" means (i) if the Company's Common Stock is then listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the closing bid and asked prices of the Company's Common Stock as reported on such exchange or market system for the ten (10) consecutive trading days prior to the date of the Holder's election to convert hereunder; (ii) if this Warrant is being converted in conjunction with a public offering of stock, the price to the public per share pursuant to the offering; or (iii) if no shares of the Company's Common Stock are listed or admitted to trading on any national securities exchange or traded on any national market system, the fair market value of the Common Stock as determined in the judgment of the Company's Board of Directors.

         2.       LIMITATION ON TRANSFER.

                  (a) The Warrant and the Common Stock shall not be transferable except upon the conditions specified in this Section 2, which conditions are intended to insure compliance with the provisions of the Securities Act. Each holder of this Warrant or the Common Stock issuable hereunder will cause any proposed transferee of the Warrant or Common stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

                  (b) Each certificate representing this Warrant or the Common Stock shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered under the Securities Act or sold under Rule 144) be stamped or otherwise

                                        2.

imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                  (c) The Holder of this Warrant and each person to whom this Warrant is subsequently transferred represents and warrants to the Company (by acceptance of such transfer) that it will not transfer the Warrant (or securities issuable upon exercise hereof unless a registration statement under the Securities Act was in effect with respect to such securities at the time of issuance thereof) except pursuant to (i) an effective registration statement under the Securities Act, (ii) Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), or (iii) an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.

                  (d) At any time that amounts are outstanding under the Loan Agreement between the Company and the initial Holder dated ________, 1995, this Warrant may only be transferred if it is transferred in whole (but not in part) to a party who has been transferred all of the rights and obligations of the initial Holder under such Loan Agreement.

         3. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as defined in Section 4 hereof) (i) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation.

         4. ADJUSTMENT OF STOCK PURCHASE PRICE AND AGGREGATE VALUE OF SHARES PURCHASABLE. The Stock Purchase Price and the aggregate value of shares purchasable upon the exercise of this

                                        3.

Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4.

                  4.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

                  4.2 DIVIDENDS IN PREFERRED STOCK, OTHER STOCK, PROPERTY, RECLASSIFICATION. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

                           (a) by way of dividend or other distribution any
shares of stock or other securities, whether or not such securities are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing, or

                           (b) any cash paid or payable otherwise than as a
cash dividend, or

                           (c) additional stock or other securities or
property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefore, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

                  4.3 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

                           (a) If any capital reorganization or
reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation (except for a consolidation, merger or sale of assets described in Section 4.3(b)) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such

                                        4.

Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any such case, appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase

                           (b) Notwithstanding anything in Section 4.3(a) to
the contrary, this Warrant shall terminate upon the consummation of any consolidation or merger with another corporation or any sale of all or substantially all of the assets of the company in which the stockholders of the Company immediately before such merger, consolidation or sale do not hold more than 50% of the outstanding voting equity interests of the surviving or acquiring entity following such merger, consolidation or sale, unless the surviving or acquiring entity specifically assumes the Company's obligations hereunder.

                  4.4 SALE OR ISSUANCE BELOW PURCHASE PRICE. If the Company shall at any time or from time to time issue or sell any of its Common Stock or any other securities convertible into Common Stock, other than Excluded Shares (as defined below), for a consideration per share less than the Stock Purchase Price in effect immediately prior to the time of such issue or sale, the Stock Purchase Price then in effect and then applicable for any subsequent period or periods shall be adjusted to a price determined by dividing (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Stock Purchase Price then in effect and (y) the consideration, if any, received by the Company upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale. For purposes of this Section 4.4, all shares of Common Stock issuable upon the exercise and/or conversion of all outstanding warrants (including this Warrant), options and convertible securities shall be deemed to be outstanding. The foregoing notwithstanding, no adjustment shall be made pursuant to this Section 4.4 on account of a given sale to the extent that (a) the Stock Purchase Price is adjusted pursuant to any other Section of this Warrant or (b) the conversion price of the Common Stock is decreased pursuant to the terms thereof. "Excluded Shares" shall mean (i) Common Stock issuable upon conversion of Preferred Stock, (ii) Common Stock issued to employees, advisors, directors, officers or consultants of the Company and its subsidiaries under the Company's stock option plan, stock purchase plan or otherwise as may be approved by the Company's Board of Directors, (iii) Common Stock issued or issuable in connection with loans from financial institutions, equipment leases and other comparable transactions approved by the Board of Directors of the Company, or (iv) Common Stock issued or issuable in connection with collaborations, strategic alliances, joint ventures, technology acquisitions, development

                                        5.

agreements and other business transactions (excluding transactions with are primarily for equity financing purposes) approved by the Board of Directors of the Company.

                  4.5 NOTICE OF ADJUSTMENT. Upon any adjustment of the Stock Purchase Price or aggregate value of stock purchasable hereunder, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the Stock Purchase Price resulting from such adjustment or, if applicable, the decrease in the aggregate value of the stock purchasable hereunder, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  4.6 OTHER NOTICES.  If at any time:

                           (a) the Company shall declare any cash dividend
upon any of its stock;

                           (b) the Company shall declare any dividend upon its
stock payable in stock, or make any special dividend or other distribution to the holders of its stock;

                           (c) the Company shall offer for subscription pro
rata to the holders of its Common stock any additional shares of stock of any class or other rights;

                           (d) there shall be any capital reorganization or
reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;

                           (e) there shall be a voluntary or involuntary
dissolution, liquidation or winding-up of the Company; or

                           (f) the Company shall take or propose to take any
other action, notice of which is actually provided to holders of the Common
Stock;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least 20 day's prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or other action, at least 20 day's written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of stock shall be entitled thereto. Any notice given in accordance with the foregoing clause
(ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be.

                                        6.

                  4.7 ADJUSTMENT IN AGGREGATE VALUE OF SHARES PURCHASABLE. This Warrant is being issued to the initial Holder in connection with a Loan Agreement between the Company and Holder dated ___________, 1995 (the "Loan Agreement"). Pursuant to the Loan Agreement, the initial Holder has committed to loan the Company up to $250,000. If the Company is prohibited from borrowing the full $250,000 from the initial Holder because of a termination of the Loan Agreement by the initial Holder or the operation of any other limitation in the Loan Agreement, then the aggregate value of the shares of Common Stock purchasable under this Warrant shall be reduced from $25,000 to the product of (a) $25,000 and (b) a fraction, the numerator of which is the aggregate principal amount borrowed by the Company under the Loan Agreement and the denominator of which is $250,000. In no other event shall the aggregate value of stock purchasable hereunder be changed.

         5. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

         6. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

         7. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

         8. INTENTIONALLY OMITTED.

         9. REGISTRATION RIGHTS. At the time of the Series B Preferred Stock financing of the Company, the Company shall use its reasonable best efforts to obtain the approval of the holders of Series A Preferred Stock to include the shares of Common Stock issuable under this Warrant as "Registrable Securities" and the Holder as a "Holder" under the Company's Information and Registration Rights Agreement dated May 6, 1995 for the purposes of the registration rights provisions thereof.

         10. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the Holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant, contained in Sections 2 and 9 shall survive the exercise of this Warrant.

                                        7.

         11. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         12. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be deemed to have been given (i) upon receipt if delivered personally or by courier, (ii) upon confirmation of receipt if by telecopy, or (iii) three business days after deposit in the U.S. mail, with postage prepaid and certified or registered, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

         13. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets to the extent set forth in
Section 4.3. All of the obligations of the company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the permitted successors and assigns of the Holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the Holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the Holder hereof in respect of any rights (including, without limitation, any right to registration of the shares of Common Stock) to which the Holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the Holder hereof to make any such request shall not affect the continuing obligation of the company to the Holder hereof in respect of such rights.

         14. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

         15. LOST WARRANTS OR STOCK CERTIFICATES. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         16. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

         17. REPRESENTATIONS OF HOLDER. With respect to this Warrant, Holder represents and warrants to the Company as follows:

                                        8.

                  17.1 EXPERIENCE. It is experienced in evaluating and investing in companies engaged in businesses similar to that of the Company; it understands that investment in the Warrant involves substantial risks; it has made detailed inquiries concerning the Company, its business and services, its officers and its personnel; the officers of the Company have made available to Holder any and all written information it has requested; the officers of the Company have answered to Holder's satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by the Company; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company and it is able to bear the economic risk of that investment.

                  17.2 INVESTMENT. It is acquiring the Warrant for investment for its own account and not with a view to, or f or resale in connection with, any distribution thereof. It understands that the Warrant, the shares of Common Stock issuable upon exercise thereof, have not been registered under the Securities Act of 1933, as amended, nor qualified under applicable state securities laws.

                  17.3 RULE 144. It acknowledges that the Warrant and the Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

                  17.4 ACCESS TO DATA. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the opportunity to inspect the Company's facilities.

         18. ADDITIONAL REPRESENTATIONS AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and agrees as follows:

                  18.1 CORPORATE POWER. The Company has all requisite corporate power and corporate authority to issue this Warrant and to carry out and perform its obligations hereunder.

                  18.2 AUTHORIZATION. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this has been taken. This Warrant is a valid and binding obligation of the Company, enforceable in accordance with its terms.

                  18.3 OFFERING. Subject in part to the truth and accuracy of Holder's representations set forth in Section 17 hereof, the offer, issuance and sale of the Warrant is, and the issuance of Common Stock upon exercise of the Warrant will be exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

                  18.4 STOCK ISSUANCE. Upon exercise of the Warrant, the Company will use its best efforts to cause stock certificates representing the shares of Common Stock purchased pursuant to the exercise to be issued in the individual names of Holder, its nominees or assignees, as appropriate at the time of such exercise.

                                        9.

                  18.5 ARTICLES AND BY-LAWS. The Company has provided Holder with true and complete copies of the Company's Articles or Certificate of Incorporation, By-Laws, and each Certificate of Determination or other charter document setting, forth any rights, preferences and privileges of Company's capital stock, each as amended and in effect on the date of issuance of this Warrant.

                  18.6 FINANCIAL AND OTHER REPORTS. From time to time up to the earlier of the Expiration Date or the complete exercise of this Warrant, the Company shall furnish to Holder (i) within 90 days after the close of each fiscal year of the Company an audited balance sheet and statement of changes in financial position at and as of the end of such fiscal year, together with an audited statement of income for such fiscal year; (ii) within 45 days after the close of each fiscal quarter of the Company, an unaudited balance sheet and statement of cash flows at and as of the end of such quarter, together with an unaudited statement of income for such quarter; and (iii) promptly after sending, making available, or filing, copies of all reports, proxy statements, and financial statements that the Company sends or makes available to its shareholders and all registration statements and reports that the Company files with the SEC or any other governmental or regulatory authority.

                                        10.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 24th day of July, 1995.

FLUID PROPULSION TECHNOLOGIES, INC.

By:  /s/  Donald Caddes
   --------------------------------

Title: President
   --------------------------------

By its signature below, the Holder
confirms the representations and
warranties set forth in Section 17
of the Warrant.

VENTURE LENDING & LEASING, INC.

By:  /s/  Salvador O. Gutierrez
   --------------------------------

Title:  VP & CFO
   --------------------------------



                                        11.

                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of Warrant)

To: __________________________

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________ (_______) (1) shares of Common Stock of _________________________ and herewith makes payment of _______________________
Dollars ($___________) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, __________________________ __________________________ whose address is ___________________________________

         The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control.)

DATED: __________________________

                                    __________________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


__________________________

                                    __________________________________________
                                                    (Address)

(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.


                                        12.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, unto:

Name of Assignee         Address        No. of Shares
_______________________________________________________________________________







                                        Dated:_________________________________

                                        _______________________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant)



                                        13.